Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-284242) of our report dated March 31, 2025 with respect to the audited financial statements of OS Therapies Incorporated (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the years ended December 31, 2024 and 2023.

 /s/ MaloneBailey, LLP

www.malonebailey.com
Houston, Texas
March 31, 2025